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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of Earliest Event Reported)
                                July 21, 1998


                       GENERAL GROWTH PROPERTIES, INC.
                       -------------------------------
           (Exact name of registrant as specified in its charter)


            Delaware                  1-11656                   42-1283895
            --------                  -------                   ----------
 (State or other jurisdiction  (Commission File Number)     (I.R.S. Employer
 of incorporation)                                       Identification Number)


                110 N. Wacker Drive, Chicago, Illinois 60606
             (Address of principal executive offices, Zip Code)

                               (312) 960-5000
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report.)





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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         ALTAMONTE MALL
         On July 21, 1998, each of Nashland Associates, a Tennessee general partnership ("Nashland"), and HRE Altamonte, Inc., a Delaware corporation ("HRE Altamonte"), contributed its 50% general partnership interest in Altamonte Mall, a Florida joint venture (the "Joint Venture"), to GGP Limited Partnership, a Delaware limited partnership (the "Operating Partnership") (which received 99.99999% of the joint venture interests), and to Altamonte Springs Mall, L.P., a Delaware limited partnership and an affiliate of the Operating Partnership (which received .00001% of the joint venture interests) ("Altamonte Springs"). The general partner of the Operating Partnership is General Growth Properties, Inc., a Delaware corporation (the "Company"), which holds approximately a 65.9% interest in the Operating Partnership (assuming conversion of all Operating Partnership preferred units into Operating Partnership common units). The Joint Venture owns a regional shopping center located in Altamonte Springs, Florida known as Altamonte Mall.

         The aggregate consideration paid by the Operating Partnership and Altamonte Springs for the contribution of the interests in the Joint Venture and the resulting ownership of Altamonte Mall was approximately $169 million (subject to prorations and to certain adjustments and payments to be made by the Operating Partnership). The consideration was paid by acquiring the general partnership interest of Nashland in the Joint Venture subject to approximately $24 million of indebtedness which was immediately paid off in cash, and the balance was paid by the Operating Partnership's issuance of limited partnership units. The cash used to pay off the above described indebtedness was financed through the Operating Partnership's line of credit with United Bank of Switzerland. The purchase price was negotiated on an arm's-length basis. Immediately after the closing, the joint venture interests acquired by the Operating Partnership were contributed to Altamonte Springs and to Altamonte Springs Mall II, L.P. ("ASMLP II"), a Delaware limited partnership and an affiliate of the Operating Partnership, so that the Joint Venture is currently owned 50% by Altamonte Springs and 50% by ASMLP II. As a result of the transactions described above, the Operating Partnership indirectly owns approximately 99.999% of the Joint Venture, with the Company owning the remaining .001% of the Joint Venture through a wholly owned subsidiary.

         Although the Altamonte transaction would not constitute the acquisition of a significant amount of assets for purposes of Item 2 of Form 8-K, and this transaction and the Company's acquisition of Southwest Plaza on April 3, 1998 and of Northbrook Court on May 8,
         1998 were not related transactions, the cumulative effect of the Altamonte transaction and such other recent acquisitions could be deemed to constitute the acquisition of a significant amount of assets. Accordingly, this transaction is being reported pursuant to
         Item 2 of Form 8-K.


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         Altamonte Mall opened in 1974 and was renovated in 1989.  It is a two-level mall containing approximately 1.1 million square feet of retail gross leaseable area. Burdine's, Gayfers, Sears, and JCPenney anchor the center. The mall includes approximately 392,000 square feet of mall shop space, which is currently approximately 86% occupied.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a), (b) The requisite financial information with respect to the Altamonte Mall acquisition will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60 days after the date by which this Form 8-K is required to be filed.

         (c)  Exhibits

         See Exhibit Index attached hereto and incorporated herein.



                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL GROWTH PROPERTIES, INC.



Date:  August 5, 1998                   By: /s/ Bernard Freibaum
                                           ------------------------------
                                           Bernard Freibaum
                                           Executive Vice President and
                                           Chief Financial Officer




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                                EXHIBIT INDEX



 Exhibit                                                                 Page
 Number   Name                                                           Number
 -------  -------------------------------------------------------------  ------

  2 Contribution and Exchange Agreement, dated as of July 10, 1998 among Nashland Associates, HRE Altamonte, Inc.,
          Altamonte Springs Mall L.P., and GGP Limited Partnership


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